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                                                                     Exhibit 5.1


                           [Letterhead of Venable LLP]

                                 October 7, 2003

Heritage Property Investment Trust
535 Boylston Street
Boston, Massachusetts 02116

             Re: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have served as Maryland counsel to Heritage Property Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 5,310,556 shares (the "Shares") of common stock, $.001 par value per share, of the Company
(the "Common Stock"), covered by the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). 4,935,556 of the Shares (the "Issued Shares") were issued, and 375,000 of the Shares (the "Warrant Shares") will be issued upon the exercise of Warrants (the "Warrants"), by the Company to The Prudential Insurance Company of America and certain of its affiliates (collectively, the "Selling Stockholders") and are being registered on behalf of the Selling Stockholders pursuant to contractual registration rights.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement, and all amendments thereto, filed with the Securities and Exchange Commission (the "Commission"), pursuant to the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board Resolutions"), authorizing the issuance of the Shares, including the Warrant Shares, and the Warrants, to the Selling Stockholders, certified as of a recent date by an officer of the Company;

     5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     6. A certificate executed by an officer of the Company, dated as of a recent date; and


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     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The Issued Shares were not issued or transferred, and the Warrant Shares will not be issued, in violation of Article VII of the Charter.

     6. Upon issuance of the Issued Shares, the total number of shares of Common Stock then issued and outstanding did not, and upon issuance of the Warrant Shares, the total number of shares of Common Stock then issued and outstanding will not, exceed the total number of shares of Common Stock that the Company was or is then authorized to issue under the Charter.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Issued Shares have been duly authorized and are validly issued, fully paid and nonassessable.

     3. The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in accordance with the Board Resolutions and the terms of the Warrants, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.


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     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading, "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                  Very truly yours,

                                  /s/ Venable LLP

                                  Venable LLP